Exhibit 23.5

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement No. 333-185318 on Form S-8, and No. 333-214759 on Form S-3ASR of Jefferies Financial Group Inc. of our report dated March 14, 2018 relating to the consolidated financial statements of National Beef Packing Company, LLC and its subsidiaries as of December 30, 2017 and for the fiscal year then ended, appearing in this Amendment No. 1 to Transition Report on Form 10-K of Jefferies Financial Group Inc. for the year ended November 30, 2018.

/s/ Deloitte & Touche LLP
Kansas City, Missouri
March 28, 2019